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                                Exhibit 99-B.10

                        CONSENT OF INDEPENDENT AUDITORS



The Board of Directors of Aetna Life Insurance and Annuity Company And Contractholders of Variable Annuity Account B:

We consent to the use of our report dated February 11, 2000, relating to the financial statements of the Aetna Variable Annuity Account B and our report dated February 7, 2000, relating to the consolidated financial statements of Aetna Life Insurance and Annuity Company, which are included in this Pre-Effective Amendment No. 1 to Registration Statement on Form N-4 (File
No. 333-49176) and to the references to our firm under the headings "Condensed Financial Information" in the prospectus and "Independent Auditors" in the Statement of Additional Information.



                                                                /s/ KPMG LLP



Hartford, Connecticut
November 30, 2000